UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2015

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CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Maryland	001-35870	90-0947148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia 31833
(Address of principal executive offices) (Zip Code)

(706) 645-1391
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement.

If and to the extent that the termination of the FDIC loss share agreements of the nature described below may be deemed to constitute the termination of a material agreement, then the disclosure set forth in Item 8.01 below, and the contents of the press release that is furnished herewith as Exhibit 99.1, will be incorporated by reference into this Item 1.02.

Item 8.01.     Other Events

On September 10, 2015, Charter Financial Corporation issued a press release announcing that its wholly-owned subsidiary, CharterBank (the “Bank”), had entered into agreements with the Federal Deposit Insurance Corporation (the “FDIC”) that terminate the loss share agreements between the Bank and the FDIC, relating to assets acquired and liabilities assumed by the Bank in connection with its acquisition of failed banks in FDIC-assisted transactions during 2009, 2010 and 2011. A copy of the press release is furnished (and not filed) herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.
(b) No pro forma financial information is required.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	FDIC early termination agreement press release dated September 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date:	September 10, 2015	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer